As filed with the Securities and Exchange Commission on April 2, 2026

Registration No. 333-294719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adagio Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	99-1151466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26051 Merit Circle, Suite 102 Laguna Hills, California	92653
(Address of Principal Executive Offices)	(Zip Code)

Adagio Medical Holdings, Inc. 2024 Equity Incentive Plan

(Full Title of the Plans)

Todd Usen

Chief Executive Officer

Adagio Medical Holdings, Inc.

26051 Merit Circle, Suite 102

Laguna Hills, California 92653

(949) 348-1188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Blanchard

Paul Alexander

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

Tel: (617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-294719), originally filed by Adagio Medical Holdings, Inc. (the "Registrant") with the Securities and Exchange Commission on March 30, 2026, is being filed solely to correct Exhibit 23.1, the Consent of Independent Registered Public Accounting Firm. The original filing mistakenly included a version of the consent with an incorrect date for the report of WithumSmith + Brown, PC with respect to the Registrant’s consolidated financial statements included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025. No other changes have been made to the Registration Statement.

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.3	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.4	Registrant's 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

5.1	Opinion of Cooley LLP (incorporated herein by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on March 30, 2026).

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Adagio Medical Holdings, Inc.

23.2	Consent of Cooley LLP (included as part of Exhibit 5.1) (incorporated herein by reference to Exhibit 23.2 to the Registrant's Registration Statement on Form S-8 filed with the Commission on March 30, 2026).

24.1	Power of Attorney (included on the signature page hereto) (incorporated herein by reference to Exhibit 24.1 to the Registrant's Registration Statement on Form S-8 filed with the Commission on March 30, 2026).

107	Filing Fee Table (incorporated herein by reference to Exhibit 107 to the Registrant's Registration Statement on Form S-8 filed with the Commission on March 30, 2026).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on this 2nd day of April, 2026.

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Todd Usen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd Usen	Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2026
Todd Usen

/s/ Deborah Kaster	Chief Financial Officer	April 2, 2026
Deborah Kaster	(Principal Financial and Accounting Officer)

*	Director	April 2, 2026
James L. Cox

*	Director	April 2, 2026
Orly Mishan

*	Director	April 2, 2026
Keyvan Mirsaeedi-Farahani

*	Director	April 2, 2026
Sean Salmon

*	Director	April 2, 2026
Timothy Moran

*	Director	April 2, 2026
Sandra Gardiner

/s/ Todd Usen
Todd Usen
Attorney-in-fact